Exhibit 4(B)
Form of Debenture Front Side

                               MOTOROLA, INC.
                     71/2% DEBENTURE DUE MAY 15, 2025

     Motorola, Inc. a corporation duly organized and existing under the laws of the state of Delaware (hereinafter called the "Company"), for value
received, hereby promises to pay to                       or registered
assigns, the principal sum of              dollars on May 15, 2025, and to pay
interest thereon from May 15, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on November 15 and May 15 in each year, commencing November 15, 1995, at the rate of 71/2% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Day for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said indenture.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of the interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certification of authentication heron has been executed by the Trustee referred to on the reverse to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, Motorola, Inc. has caused this Instrument to be signed by its Chairman of the Board or its President, or one of its Vice Presidents, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon, and attested by a manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

Motorola, Inc. /s/
               Vice Chairman of the Board
               and Chief Executive Officer
Attest: /s/
        Secretary

This is one of the Securities of the
series designated therein to the
within mentioned Indenture.

Harris Trust and Savings Bank
as Trustee

By
   Authorized Officer



Form of Debenture Backside

                                  Motorola, Inc.
                        71/2% Debenture Due May 15, 2025

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of May 1, 1995 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000.

     The Securities may not be redeemed prior to maturity by the Company or at the option of any Holder and do not provide for any sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 662/3 % in the aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth. Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
	Prior to due presentment of this Security for registration of transfer, the
Company, the Trustee and any agent of this Company or the Trustee may treat the person in whose name this security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the
Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.